UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2008

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 17, 2008, at 5:00 p.m. Eastern time, Cadence Pharmaceuticals, Inc., hosted a conference call to provide an update regarding the announcement of topline results of its Phase III clinical trial of Acetavance™ (intravenous acetaminophen) in laparoscopic surgery, and announcing the completion of its adult clinical development program for Acetavance. The transcript of this conference call is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

A replay of the webcast of this conference call will be available on Cadence’s website at www.cadencepharm.com for approximately sixty days.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, Cadence makes no admission as to the materiality of any information in this report. The information contained in the transcript is summary information that is intended to be considered in the context of Cadence’s other filings with the SEC and other public announcements that Cadence makes, by press release or otherwise, from time to time. Cadence undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Cadence cautions you that statements included in the transcript attached hereto as Exhibit 99.1 that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding: Cadence’s belief that it has completed the clinical development program for Acetavance, that its data will support two dosing regimens and that, if approved, Acetavance will provide important clinical and marketing benefits; the timeframes in which Cadence anticipates announcing the results of its final safety trial and filing an NDA for Acetavance, and the timeframe in which the company expects to complete its analysis and announce the full results of its other clinical trials of Acetavance; the company’s belief that FDA will not require an advisory panel to review data regarding Acetavance as a part of the NDA review process; and, if approved, the anticipated pricing and marketing demand for Acetavance in the United States. The inclusion of forward-looking statements should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the company’s business, including, without limitation: the outcomes of final analyses of data from the company’s clinical trials of Acetavance may produce negative or inconclusive results, may differ from the initial analyses, or may be inconsistent with previously conducted clinical trials, and the FDA may not agree with Cadence’s interpretation of such results; the FDA may require Cadence to complete additional clinical, non-clinical or other requirements prior to the submission or the approval of NDAs for Acetavance; data from clinical trials of Acetavance may demonstrate inadequate therapeutic efficacy, and clinical trial data, as well as reports of adverse events from countries where intravenous acetaminophen is already approved and commercialized, may indicate that the prevalence or severity of adverse side effects is greater than anticipated; the company may experience delays in completing important pre-commercialization manufacturing development activities for Acetavance, and may be required to perform additional pre-clinical or clinical testing prior to submitting, or obtaining approval of, an NDA for this product candidate; the third parties on whom Cadence relies to assist with the development program for Acetavance, including clinical investigators, contract laboratories, clinical research organizations and manufacturing organizations, may not successfully carry out their contractual duties or obligations or meet expected deadlines, and the quality or accuracy of the nonclinical, clinical and manufacturing data generated by such third parties may be of insufficient quality to include in the company’s regulatory submissions; the company expects intense competition and pricing pressure for Acetavance in the United States market, and new products may emerge that provide different or better therapeutic alternatives; Cadence may require substantial additional funding to complete its development program for Acetavance and, if approved, to successfully launch this product candidate, and the company may not be able to raise sufficient capital when needed, or at all, particularly in light of the recent, unprecedented volatility in the overall capital markets; and other risks detailed in Cadence’s prior press releases as well as in the company’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Cadence Pharmaceuticals, Inc., conference call transcript, dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

Date: December 18, 2008	By:	/s/ William R. LaRue
William R. LaRue Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Cadence Pharmaceuticals, Inc., conference call transcript, dated December 17, 2008